AMENDED AND RESTATED
                         ADVISORY AGREEMENT
                               between
                    FRANKLIN SELECT REALTY TRUST
                                 and
                      FRANKLIN PROPERTIES, INC.


           THIS AMENDED AND RESTATED ADVISORY AGREEMENT ("Agreement") is dated as of January 1, 2000, between FRANKLIN SELECT REALTY TRUST, a California corporation (the "Company"), and FRANKLIN PROPERTIES, INC., a California corporation (the "Advisor").

           WHEREAS, the Company and the Advisor entered into a certain agreement (the "Old Agreement") captioned "Advisory Agreement between Franklin Select Real Estate Income Fund and Franklin Properties, Inc.," dated as of March 1, 1989.

           WHEREAS, the Company and the Advisor entered into a certain agreement captioned "First Amendment to Advisory Agreement between Franklin Select Real Estate Income Fund and Franklin Properties Inc.," dated as of October 1, 1994, pursuant to which the Agreement was amended to reflect certain changes in the compensation paid to the Advisor as approved by the shareholders.

WHEREAS, the Company and the Advisor entered into a certain agreement captioned "Amended and Restated Advisory Agreement between Franklin Select Real Estate Income Fund and Franklin Properties Inc.," dated as of January 1,1999, pursuant to which the Agreement was amended to reflect certain changes in the terms of the Advisory Agreement..

           Whereas, at a special meeting on January 25, 2000, the shareholders of the Company approved a sale of all of the Company's real estate assets and a Plan of liquidation and dissolution and the Directors of the Company subsequently adopted the Plan of liquidation and dissolution.

           Whereas, the Company and the Advisor desire to renew and continue the Advisory Agreement dated January 1, 1999 as amended below to reflect the operating circumstances arising from the liquidation of the Company.


           NOW, THEREFORE, in consideration of the premises and of the mutual covenants in the Old Agreement and this Agreement, the parties agree as follows:

1. Duties of Advisor. The Advisor agrees to use its best efforts to present to the Company (a) a continuing and suitable investment program consistent with the investment policies and objectives of the Company and the Plan of liquidation and dissolution. and (b) investment opportunities of a character consistent with the investment program as the Directors may adopt from time to time. In performance of this undertaking, subject to the supervision of the Directors and upon their direction, and consistent with the provisions of the Articles of Incorporation and Bylaws of the Company, the Advisor shall:

                (a)   furnish   or  obtain   and   supervise   the   day-to-day
operations of the Company;

                (b) serve as the Company's investment and financial advisor and provide research, economic and statistical data in connection with the Company's investments and investment and financial policies;

                (c) on behalf of the Company, investigate, select and conduct relationships with consultants, investment banks, lenders, mortgagors, brokers, investors, shareholders, transfer agents, builders, developers and others;

                (d)  consult  with the  Directors  and  furnish  the  Directors with advice and recommendations with respect to making, acquiring (by purchase, investment, exchange or otherwise), holding and disposing (through sale, exchange or otherwise) of investments consistent with the policies and provisions of the Company;

                (e) on behalf of the Company, investigate, select and commit to purchase (subject to board approval) investments consistent with the policies and provisions of the Company and in accordance with the policies and guidelines established by the Directors, provided that actual investments shall be made only with the prior approval of a majority of a quorum of the Directors or by written consent of all Directors;

                (f) obtain for the Directors such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of the Company, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company;

                (g) obtain for the Company such services as may be required for property management, including property management services rendered by an affiliate of the Advisor, and other activities relating to the investment portfolio of the Company;

                (h) advise in connection with and conduct negotiations by or on behalf of the Company with investment banking firms, securities brokers or dealers and other institutions or investors for public or private sales of Shares or other securities of the Company, or obtain loans for the Company, but in no event in such a way that the Advisor could be deemed to be acting as a broker-dealer or underwriter;

                (i) provide, at the Company's expense, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company's business and operations;

                (j) from time to time or at any time requested by the Directors, make reports to the Directors of its performance of services under this Agreement;

                (k)   obtain   appraisal   reports,   where   appropriate,   on
investments or contemplated investments of the Company;

                (l) provide, at the Company's expense and at the direction of the Board of Directors, accounting and related services necessary to the preparation of the Company's financial statements, regulatory filings, and tax returns; and

                (m) do all things necessary to assure its ability to render the services described in this Agreement.

           2. NO PARTNERSHIP OR JOINT VENTURE. The Company and the Advisor are not partners or joint venturers with each other and nothing in this Agreement shall be construed to make the parties partners or joint venturers or impose any liability as a partner or joint venturer on either of them.

           3. RECORDS. At all times, the Advisor shall keep proper books of account and records relating to services performed under this Agreement, which shall be accessible for inspection by the Company at any time during ordinary business hours.

           4. REIT QUALIFICATIONS. Notwithstanding anything else in this Agreement, the Advisor shall refrain from any action (including, without limitation, performing services for tenants of property or managing or operating real property) which, in its sole judgment made in good faith or in the judgment of the Directors of which the Advisor has written notice, would adversely affect the status of the Company as a real estate investment trust as defined and limited in the Code, which would violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, or which would otherwise not be permitted by the Company's Bylaws.

           5. BANK ACCOUNTS. The Advisor, at the expense of the Company, may establish and maintain one or more bank accounts in its own name, and may collect and deposit into any one or more accounts, and disburse from any account or accounts, any money on behalf of the Company, on the terms and conditions as the Directors may approve, provided that no funds shall be commingled with funds of the Advisor; and the Advisor shall from time to time give an appropriate accounting of collections and payments to the Directors and to the auditors of the Company.

           6.        BOND.  The  Advisor,   if  and  to  the  extent  that  the
Directors require, shall maintain a fidelity bond with a responsible surety company in such amount as the Directors may require from time to time, covering all directors, officers, employees and agents of the Advisor handling funds of the Company and any investment documents or records pertaining to investments of the Company. The bond shall inure to the benefit of the Company in respect of losses of any property from acts of the directors, officers, employees and agents of the Advisor through theft, embezzlement, fraud, negligence, error or omission or otherwise. The premium for the bond shall be an expense of the Company.

           7. INFORMATION FURNISHED ADVISOR. The Directors shall at all times keep the Advisor fully informed with regard to the investment policy of the Company, the capitalization policy of the Company and, generally, their current intentions as to the future of the Company. In particular, the Directors shall notify the Advisor promptly of their intention to sell or otherwise dispose of any of the Company's investments or to make any new investment. The Company shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants and all other information with regard to the Company's affairs as the Advisor may reasonably request.

           8. CONSULTATION AND ADVICE. In addition to the services described elsewhere in this Agreement, the Advisor shall consult with the Directors, and shall, at the request of the Directors or the officers of the Company, give advice and recommendations with respect to other aspects of the business and affairs of the Company. In general, the Advisor shall inform the Directors of any factors, which come to its attention which the Advisor believes would influence the policies of the Company, except to the extent that giving that information would involve a breach of fiduciary duty.

           9. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings indicated:


                (a) "Affiliate" means as to any Person (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any other person owning or controlling 10% or more of the outstanding voting securities or beneficial interest of such Person,
(iii) any  officer,  director,  trustee or general  partner of such  Person and
(iv) if such other Person is an officer, director, trustee or partner of another entity, then the entity for which that Person acts in any such capacity.

                (b) "Average Invested Assets" means for any period the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

                (c) "Fiscal Year" means any period for which an income tax return is submitted to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period for the Company.

                (d) "Mortgage Investment" means the assets of the Company invested in any mortgage loans, mortgage-backed securities, notes, bonds or other evidences of indebtedness or obligations which are secured or collateralized by interests in real estate.

                (e) "Net Income" means the total revenues of the Company for any period, computed on the basis of its results of operations for that period, after deduction of all expenses, excluding, however, any additions to reserves for depreciation or bad debts or other similar non-cash reserves.

                (f) "Person"  means an  individual,  corporation,  partnership,
joint  venture,   association,   company,  trust,  bank  or  other  entity,  or
government and any agency and political subdivision of a government.

                (g) "Real Estate Assets" means for any calendar quarter, the aggregate book value of the assets of the Company on the last day of the quarter, invested directly or indirectly in interests in real estate, before reserves for depreciation, bad debts, or other similar non-cash reserves, as set forth in the Company's financial statements (which may be unaudited except as elsewhere provided in this Agreement), prepared quarterly on an accrual basis in accordance with generally accepted accounting principles. Real Estate Assets do not include Mortgage Investments.

           10. ADVISOR COMPENSATION(a) At the end of each calendar quarter or such other interval as the parties shall agree, the Company shall pay to the Advisor as compensation for the advisory services rendered to the Company hereunder a quarterly fee equal to $50,000 for the first calendar quarter of the year and thereafter a quarterly fee equal to $35,000 .

                (b) The Board has commenced a review of various strategic alternatives available to Franklin Select Realty Trust (the "Company") which may lead to a merger or sale of the REIT and/or its assets. However, it is difficult to forecast how long this process may take or whether such a transaction will occur. The Board recognizes that under these circumstances it may be difficult for the Adviser to retain key employees necessary to the operation of the Company. Moreover, the Board acknowledges that the Company will derive substantial benefit in the execution of its strategic objectives if certain key employees are retained until the strategic review is complete. Therefore, the Board, on behalf of the company, may determine to establish a fund for the purpose of creating an incentive to certain key employees of the Advisor who might otherwise depart before the completion of the Board's strategic review. The fund will be disbursed at the discretion of the Board with the advice of the Advisor. Any such funds will be paid to Advisor and paid to employees.

           11. STATEMENTS. The Advisor shall furnish to the Company at least quarterly, beginning with the second calendar quarter of the term of this Agreement, a statement showing the computation of the fee payable in respect of the preceding calendar quarter under Section 10, even after the termination of this Agreement. The final settlement of any fees for each Fiscal Year shall be subject to adjustment in accordance with, and upon completion of, the annual audit of the Company's financial statement; any payment by the Company or repayment by the Advisor indicated as a result of the audit shall be made promptly after the completion of the audit and shall be reflected in the audited statements to be published by the Company.

           12.       COMPENSATION FOR ADDITIONAL SERVICES.

                (a) Where appropriate in the sole judgment of the Directors or the Advisor, an Affiliate of the Advisor may be retained to perform property management services for the Company.

                (b) If and to the extent that the Company shall request the Advisor, or any director, officer, partner or employee of the Advisor, to perform services for the Company other than those required under this
Agreement, the additional services, if performed, will be compensated separately on terms to be agreed between that party and the Company.

           13. EXPENSES OF THE ADVISOR. Without regard to the amount of compensation received under this Agreement by the Advisor, the Advisor shall bear the following expenses:

                (a) employment expenses of the officers and directors of the Advisor;

                (b) telephone, utilities, office furniture and furnishings and other office expenses of the Advisor; and

                (c) miscellaneous administrative and other expenses of the Advisor not relating to the performance by the Advisor of its functions hereunder.

           14. EXPENSES OF THE COMPANY. Except as expressly otherwise provided in this Agreement, the Company shall pay all its expenses not expressly assumed by the Advisor, and without limiting the generality of the foregoing it is specifically agreed that the following expenses of the Company shall be paid by the Company and shall not be paid by the Advisor:

                (a)  the cost of money borrowed by the Company;

                (b)  taxes  on  income  and  taxes  and   assessments  on  real
property and all other taxes applicable to the Company;

                (c) real estate brokerage and sales commissions with respect to the purchase or sale of real estate assets of the Company payable to real estate brokers who cooperate with the Advisor in such transactions, and brokerage and sales commissions with respect to the purchase or sale of Mortgage Investments payable to mortgage brokers who cooperate with the Advisor in such transactions;

                (d) legal, accounting, underwriting commissions and fees and any other fees and costs, including due diligence, qualification of securities for sale in various states, listing of securities on a securities exchange, printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration, marketing and listing of the Company's securities, including compensation of employees of the Advisor and direct expenses of officers and employees of the Advisor and affiliates while directly engaged in such activities on behalf of the Company;

                (e) fees, salaries and other employment costs, taxes and expenses paid to Directors, officers and employees of the Company, including persons who may be employees of the Advisor, other than officers of the Advisor, or of any company which controls, is controlled by or is under common control with the Advisor, incurred with respect to and allocable to the prudent operation and business of the Company, other than as provided under Section 13(a) above.

                (f) fees and expenses paid to independent contractors, appraisers, consultants, managers and other agents retained by or on behalf of the Company and expenses (including expenses for Persons who may also be officers or employees of the Advisor) connected with the acquisition, financing, refinancing, disposition and ownership of real estate interests or other property, including insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement of property;

                (g)  expenses  of   maintaining   and   managing   real  estate
interests;

                (h)   insurance  as  required  by  the   Directors   (including
Directors' liability insurance);

                (i)   the   expenses   of   organizing,   revising,   amending,
converting, modifying or terminating the Company;

                (j) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Company;

                (k) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities, proxy solicitation materials and reports to holders of the Company's securities;

                (1) the cost of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Company;

                (m)  transfer   agent's,   registrar's,   dividend   disbursing
agent's, dividend reinvestment plan agent's and indenture trustee's fees and charges;

                (n) legal, accounting and auditing fees and expenses not included in (d) and (f) of this Section 14; and

                (o) other ordinary and necessary expenses of the business and affairs of the Company, other than those allocable to the Advisor under
Section 13 above.

           The Company shall reimburse the Advisor or its affiliates for the cost of rent, goods or materials furnished or advanced by them for the benefit of the Company, and for services rendered for the benefit of the Company. The Company's costs for services and goods provided by the Advisor to the Company shall be based upon the cost to the Advisor and an allocable portion of the actual compensation (including employment taxes and benefits) of Persons involved plus an appropriate share of overhead allocable to each Person who rendered services for the benefit of and on the business affairs of the Company. The amounts charged to the Company by the Advisor and its Affiliates shall not exceed those which the Company would be required to pay to independent parties for comparable rent, materials, goods or services.

           15.       REFUND  BY  ADVISOR.  In  addition  to the  provisions  of
Section 10 hereof, within 60 days after the end of any calendar year which begins following the date the Company first commences operations after reaching its minimum capital subscription amount, the Advisor will refund to the Company the amount, if any, by which the Operating Expenses (as defined in this Section 15) of the Company during such Calendar Year exceeded the greater of (a) 2% of the Average Invested Assets or (b) 25% of Net Income unless the Independent Directors of the Company shall have affirmatively determined that due to unusual and non-recurring factors, such higher level of Operating Expenses is justified for such year. For the purposes of this
Section 15, "Operating Expenses" during the Calendar Year means the aggregate annual expenses of every character regarded as Operating Expenses in accordance with generally accepted accounting principles, as determined by
independent   accountants   selected  by  the  Directors,   including   regular
compensation payable to the Advisor, excluding, however, the following: (i) the cost of money borrowed by the Company; (ii) taxes on income and taxes and assessments on real property and all other taxes applicable to the Company;
(iii) expenses of acquiring, financing, refinancing, disposing of, maintaining, managing and owning real estate equity interests or other property (including the costs of legal services, brokerage and sales commissions, maintenance, repair and improvement of property); (iv) insurance as required by the Directors (including any Directors' liability insurance);
(v) expenses of  organizing,  revising,  amending,  converting,  or terminating the Company; (vi) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Company; (vii) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities of the Company, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of securities of the Company; (viii) transfer agent's, registrar's, dividend disbursing agent's, warrant agent's, dividend reinvestment plan agent's and indenture trustee's fees and charges, (ix) other legal, accounting and auditing fees and expenses; and (x) non-cash expenditures (including depreciation, amortization and bad debt reserve).

           16. OTHER ACTIVITIES. Nothing in this Agreement shall prevent the Advisor or any of its officers, directors or employees or any of its affiliates from engaging in other business activities related to real estate investments, from making investments permitted to the Company by the Company's Bylaws or from acting as advisor to any other person or entity even though having investment policies similar to the Company (including another real estate investment trust). The Advisor and its officers, directors or employees and any of its Affiliates shall be free from any obligation to present to the Company any particular investment opportunity which comes to the Advisor or such persons, regardless of whether such opportunity is within the Company's investment policies, provided, that the Advisor will give due consideration to the investment objectives and financial capabilities of the Company in determining whether to present an investment opportunity to the Company or to another entity for which the Advisor provides similar services.

           17. TERM: TERMINATION OF AGREEMENT. This Agreement shall continue in force through December 31, 1999, and thereafter it may be renewed annually, subject to the approval thereof by a majority of the Independent Directors. Notice of renewal shall be given in writing by the Directors to the Advisor not less than 60 days before the expiration of this Agreement or of any extension of this Agreement. Notwithstanding any other provision to the contrary, this Agreement may be terminated for any reason upon 60 days' written notice by the Company to the Advisor or 180 days' written notice by the Advisor to the Company, in the former case by the action of the Directors, the Independent Directors or a majority of the shareholders of the Company.

           18. AMENDMENTS. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties, or their respective successors or assigns, or otherwise as provided in this Agreement.

           19. ASSIGNMENT. This Agreement shall not be assignable by the Advisor without the consent of the Company, except an assignment to an Affiliate of the Advisor, or to a corporation, association, trust or other successor organization which may take over the property and carry on the affairs of the Advisor. A proper assignment or any other assignment of this Agreement by the Advisor shall bind the assignee under this Agreement and by the terms of the assignment in the same manner as the Advisor is bound. This Agreement shall not be assignable by the Company without the consent of the Advisor, except in the case of assignment by the Company to a corporation, association, trust or other organization which is a successor to the
Company. The successor shall be bound under this Agreement and by the terms of said assignment in the same manner as the Company is bound.

           20. DEFAULT, BANKRUPTCY, ETC. At the option solely of the Directors, this Agreement shall be and become terminated immediately upon written notice of termination from the Directors to the Advisor if any of the following events shall occur:

                (a) If the Advisor shall violate any provision of this Agreement, and after notice of the violation shall not have cured the default within thirty (30) days or begun action within thirty (30) days to cure the default which shall be completed with reasonable diligence; or

                (b) If the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator or trustee of the Advisor or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Advisor for its reorganization, and the adjudication or order shall remain in force or unstayed for a period of thirty (30) days; or

                (c) If the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due.

           The Advisor agrees that if any of the events specified in subsections (b) and (c) of this Section 20 shall occur, it will give written notice of the event to the Directors within seven (7) days after the occurrence of the event.

           21. ACTION UPON TERMINATION. From and after the effective date of termination of this Agreement, pursuant to Sections 17, 19 or 20 herein, the Advisor shall not be entitled to compensation for further services performed after the date of termination, but shall be paid all compensation accruing to the date of termination, including compensation which may have been earned but deferred.

           The Advisor shall promptly upon termination:

                (a) pay over to the Company all moneys collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

                (b) deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of all moneys held by it, covering the period following the date of the last accounting furnished to the Directors;

                (c) deliver to the Directors all property and documents of the Company then in the custody of the Advisor except for copies of documents, which the Advisor may keep; and

                (d)  cooperate   with  the  Directors  to  provide  an  orderly
management transition.

The parties to this agreement acknowledge that the Company has adopted or is soon expected to adopt a Plan of Liquidation pursuant to which the real estate assets of the Company are to be sold and the proceeds of the sale and the other assets, net of liabilities and reserves, are to be distributed to the shareholders of the Company. The Term of this Agreement will expire on December 31, 2000 subject to earlier termination as provided Section 17 (Term: Termination of Agreement). Accordingly, notwithstanding the foregoing provisions of this Section 21 (Action Upon Termination), the parties agree that if the Company has on or before the expiration of the term of this Agreement distributed in liquidation substantially all of its assets that (i) Advisor will, without further cost or expense to the Company, maintain the records of the Company in accordance with the Advisor's customary record retention policies, and for a period of time no less than four years from the expiration of this Agreement.

           22. CHANGE OF NAME. Upon termination of this Agreement by either party, the Directors shall forthwith cause the name of the Company to be changed to a name not containing the name "Franklin" or any approximations or abbreviations of that name and sufficiently dissimilar to that name as to be unlikely to cause confusion with that name.

           23. INDEMNIFICATION. The Advisor, its officers, directors, shareholders, employees, agents, subsidiaries and assigns shall be indemnified by the Company against any liability to the Company or its shareholders resulting from errors in judgment or other acts or omissions, whether or not disclosed, unless a court of competent jurisdiction determines that the liabilities or losses resulted from fraud, negligence, misconduct or other breach of fiduciary duty by that Person.

           24. MISCELLANEOUS. The Advisor assumes no responsibility under this Agreement other than to perform the services called for in good faith, and shall not be responsible for any action of the Directors in following or declining to follow any advice or recommendations of the Advisor. Neither the Advisor nor its shareholders, directors, officers or employees shall be liable to the Company, the Directors, the holders of securities of the Company or to any successor or assigns of the Company except by reason of acts constituting the negligent performance of their duties.

           25. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses:

                The Directors and/or the Company:

                Franklin Select Realty Trust
                777 Mariners Island Boulevard
                San Mateo, California 94403-7777

                The Advisor:

                Franklin Properties, Inc.
                777 Mariners Island Boulevard
                San Mateo, California 94403-7777

Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 25.

           26. HEADINGS. The section headings have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

           27. GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of California as they apply to agreements solely among California residents to be executed and performed entirely in California.

           28. EXECUTION. This instrument is executed and made on behalf of the Company by an officer who is a Director of the Company, not individually but solely as an officer pursuant to the Company's Bylaws and the obligations under this Agreement are not binding upon, nor shall resort be had to the private property of, any of the Directors, shareholders, officers, employees or agents of the Company personally, but bind only the Company.


           IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                          COMPANY:

                          FRANKLIN SELECT REALTY TRUST


                          By
                           E. Samuel Wheeler, Chairman of the Special Committee

                          ADVISOR:

                          FRANKLIN PROPERTIES, INC.


                          By
                                    President